UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2021 (November 8, 2021)

RINGCENTRAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36089	94-3322844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Davis Drive, Belmont, CA 94002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 472-4100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock par value $0.0001	RNG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 9, 2021, RingCentral, Inc. (“RingCentral” or the “Company”) announced that the Company has entered into a strategic partnership with Mitel US Holdings, Inc. (“MUSHI”) and certain of its affiliates (collectively, “Mitel”). In connection with the strategic partnership, RingCentral entered into various agreements, including (i) a Purchase and Sale Agreement with MUSHI and, solely for the limited purposes set forth therein, Mitel Networks (International) Limited (“MNIL”), (ii) a Framework Agreement with MUSHI, Mitel Networks, Inc. (“MNI”), and, for limited purposes set forth therein, MNIL, (iii) an Investment Agreement with Searchlight II MLN, L.P. (“Searchlight Investor”), and (iv) certain other related agreements.

Purchase and Sale Agreement

On November 8, 2021, RingCentral entered into a Purchase and Sale Agreement with MUSHI and, solely for the limited purposes set forth therein, MNIL, which sets forth, among other things, the principal terms and conditions of the Company’s acquisition and license of certain intellectual property rights related to CloudLink and MiCloud Connect (the “Purchased Assets”). The Company will pay up to $650,000,000 as consideration for the Purchased Assets, consisting of $300,000,000 in the form of cash paid at closing, approximately $300,000,000 in the form of 1,281,504 shares of Class A common stock, par value $0.0001 per share, of the Company (the “Class A Common Stock” and such shares, the “Purchase Share Consideration”) paid at closing (at a per share value of $234.10, which is equal to the closing price of the Class A Common Stock on the New York Stock Exchange on November 5, 2021), and up to $50,000,000, which was held back to cover potential claims and certain events postclosing and is payable after closing in the form of, at the Company’s sole election, cash or shares of Class A Common Stock. The transactions contemplated by the Purchase and Sale Agreement were consummated on November 9, 2021 and RingCentral and MUSHI entered into a License Agreement, dated as of November 9, 2021, pursuant to which RingCentral granted MUSHI a limited license to the Purchased Assets.

The Purchase and Sale Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference, and the foregoing summary of the Purchase and Sale Agreement is qualified in its entirety by reference to Exhibit 10.1.

Framework Agreement

On November 8, 2021, RingCentral entered into a Framework Agreement and other related agreements, effective as of November 9, 2021, with MUSHI, MNI, and, solely for the limited purposes set forth therein, MNIL, governing the terms of the commercial arrangement between the parties. Under the Framework Agreement, RingCentral will be Mitel’s exclusive provider of UCaaS offerings and exclusive provider for cloud communications applications. Pursuant to the agreement, Mitel will be marketing and selling RingCentral MVP and certain other RingCentral services, and RingCentral will pay compensation to Mitel in connection with sales of RingCentral products to Mitel customers, which compensation will be paid in the form of cash and/or shares of Class A Common Stock. The Framework Agreement has a multiyear term and can be earlier terminated by the parties under certain circumstances set forth therein.

Investment Agreement and Designation of Series A Preferred Stock

On November 8, 2021, RingCentral entered into the Investment Agreement, pursuant to which RingCentral sold to Searchlight Investor, in a private placement exempt from registration under the Securities Act of 1933, as amended, (the “Securities Act”), 200,000 shares of newly-issued Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), for an aggregate purchase price of $200 million. The Series A Preferred Stock issued to Searchlight Investor pursuant to the Investment Agreement is convertible into shares of RingCentral’s Class A common stock, par value $0.0001 per share, at a conversion price of $269.22 per share. The transactions contemplated by the Investment Agreement were consummated on November 9, 2021.

The Series A Preferred Stock ranks senior to the shares of the Company’s Class A common stock and Class B common stock with respect to rights on the distribution of assets on any voluntary or involuntary liquidation or winding up of the affairs of the Company. The Series A Preferred Stock is a zero coupon, perpetual preferred stock, with a liquidation preference of $1,000 per share and other customary terms, including with respect to mandatory conversion and change of control premium under certain circumstances.

Holders of Series A Preferred Stock will be entitled to vote with the holders of the Class A common stock and Class B common stock on an as-converted basis. Holders of the Series A Preferred Stock will be entitled to a separate class vote with respect to, among other things, amendments to the Company’s organizational documents that have an adverse impact on the rights, preferences, privileges or voting power of the Series A Preferred Stock, authorizations or issuances of Company capital stock, or other securities convertible into capital stock, that is senior to, or equal in priority with, the Series A Preferred Stock, and increases or decreases in the number of authorized shares of Series A Preferred Stock.

RingCentral filed a Certificate of Designations of the Series A Preferred Stock with the Secretary of the State of Delaware on November 9, 2021 setting forth the powers, preferences and rights, and the qualifications, limitations and restrictions, of the Series A Preferred Stock.

The Investment Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference, and the foregoing summary of the Investment Agreement is qualified in its entirety by reference to Exhibit 10.2.

Registration Rights Agreements

On November 8, 2021, RingCentral entered into a Registration Rights Agreement with Searchlight Investor (the “Searchlight Registration Rights Agreement”) and a Registration Rights Agreement with MUSHI (the “Mitel Registration Rights Agreement”), each effective as of November 9, 2021, which provides the counterparty with, among other things, customary demand registration rights, subject to customary restrictions.

The Searchlight Registration Rights Agreement is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference, and the foregoing summary of the Searchlight Registration Rights Agreement is qualified in its entirety by reference to Exhibit 10.3. The Mitel Registration Rights Agreement is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference, and the foregoing summary of the MUSHI Registration Rights Agreement is qualified in its entirety by reference to Exhibit 10.4.

Investor Rights Agreement and Stockholder Rights Agreement

On November 8, 2021, RingCentral entered into an Investor Rights Agreement with Searchlight Investor (the “Searchlight Investor Rights Agreement”), and a Stockholder Rights Agreement with MUSHI ( the “Mitel Investor Rights Agreement”), each effective as of November 9, 2021. Such agreements contain customary terms

, including transfer restrictions, standstill restrictions, and voting commitments, pursuant to which the stockholder must vote in favor of each nominee or director nominated by the Board (or any committee thereof) and against the removal of any director nominated by the Board (or any committee thereof), certain exceptions.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference.

As described in Item 1.01, under the terms of the Purchase and Sale Agreement, the Company issued, and under the terms of the Framework Agreement, the Company has agreed to issue, shares of RingCentral’s Class A Common Stock to MUSHI. These issuances and sales were and will be exempt from registration under the Securities Act, pursuant to Section 4(a)(2) of the Securities Act.

As described in Item 1.01, under the terms of the Investment Agreement, RingCentral issued shares of Series A Preferred Stock to Searchlight Investor at the Closing. This issuance and sale was exempt from registration under the Securities Act, pursuant to Section 4(a)(2) of the Securities Act.

Item 3.03. Material Modification to Rights of Security Holders.

The information contained in Items 1.01 and 5.03 is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 9, 2021, RingCentral filed a Certificate of Designations of the Series A Preferred Stock with the Secretary of the State of Delaware, setting forth the powers, preferences and rights, and the qualifications, limitations and restrictions, of the Series A Preferred Stock. A summary of the terms of the Series A Preferred Stock is contained above under “Item 1.01 Entry into a Material Definitive Agreement,” which is incorporated by reference herein.

The Certificate of Designations is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated into this Item 5.03 by reference, and the foregoing summary of the Certificate of Designations is qualified in its entirety by reference to Exhibit 3.1.

Item 8.01. Other Events.

On November 9, 2021, the Company issued a press release announcing the strategic partnership and related transactions with Mitel. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

3.1	Certificate of Designations of the Series A Convertible Preferred Stock

10.1	Purchase and Sale Agreement, dated as of November 8, 2021, by and among RingCentral, Inc., Mitel US Holdings, Inc. and Mitel Networks (International) Limited

10.2	Investment Agreement, dated as of November 8, 2021, by and between RingCentral, Inc. and Searchlight II MLN, L.P.

10.3	Registration Rights Agreement, effective as of November 9, 2021, by and between RingCentral, Inc. and Searchlight II MLN, L.P.

10.4	Registration Rights Agreement, effective as of November 9, 2021, by and between RingCentral, Inc. and Mitel US Holdings, Inc.

99.1	Press Release, dated November 9, 2021

104	Cover Page Interactive Data File (formatted as inline XBRL).

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements.” All statements other than statements of historical fact are “forward-looking” statements for purposes of the U.S. federal and state securities laws. These statements may be identified by the use of forward looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “our vision,” “plan,” “potential,” “preliminary,” “predict,” “should,” “will,” or “would” or the negative thereof or other variations thereof or comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. Risks and uncertainties that may cause these forward-looking statements to be inaccurate include, among others: the announcement of the strategic partnership; and other risks discussed in the Company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”). These risks and uncertainties may cause the Company’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a further list and description of such risks and uncertainties, please refer to the Company’s filings with the SEC that are available at www.sec.gov. The Company cautions you that the list of important factors included in the Company’s SEC filings may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this report may not in fact occur. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 9, 2021

RINGCENTRAL, INC.

By:	/s/ Mitesh Dhruv
Name:	Mitesh Dhruv
Title:	Chief Financial Officer (Principal Financial Officer)

By:	/s/ Vaibhav Agarwal
Name:	Vaibhav Agarwal
Title:	Chief Accounting Officer (Principal Accounting Officer)